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                                                                    EXHIBIT 99.i

                     DIRECTORS' DEFERRED COMPENSATION PLAN

                      NUVEEN OPEN-END AND CLOSED-END FUNDS


1.   PURPOSE
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     The purpose of this Plan is to provide non-interested directors of Nuveen's existing open-end and closed-end Funds and all future such Funds (the "Funds") the opportunity to defer all or a portion of amounts payable to them as compensation for services rendered as members of the Board of Directors of each of the Funds ("directors' fees").

2.   ELIGIBILITY
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     Any non-interested director for one or more of the Funds shall be eligible to participate under this Plan. "Director" shall mean any person duly elected as a member of the Board of Directors or Board of Trustees of any of the Funds at the annual meeting of shareholders thereof. "Non-interested director" shall mean any director who is not an "interested person" of John Nuveen & Co. Incorporated or any affiliate thereof within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

3.   DEFERRAL OF DIRECTORS' FEES
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     Each non-interested director may elect to have all of his director's fee for one or more of the Funds for any calendar year deferred under this Plan. Such election shall be made by such director by the execution of a written election to participate prior to the beginning of the calendar year during which the director wishes to begin deferral, except that for any person who is nominated as a non-interested director of any of the Funds and was not a director on the December 31st immediately prior to his election may, at any time prior to commencement of his term, elect to defer all or any portion of the director's fee to which he may thereafter be entitled with respect to the calendar year in which he is so elected. All elections to defer directors' fees shall be made by the execution of a Participation Agreement in the form attached to this Plan and made a part hereof. A participating director's election to defer a particular year's fee shall not be subject to amendment or withdrawal unless the amendment or withdrawal is executed prior to the beginning of the calendar year in which the fee is accrued. An election, once made, shall be irrevocable for the next calendar year and shall continue in effect for subsequent years during the deferral period until changed prospectively by the participating director. Each non-interested director may elect to defer until the end of a specified calendar year or until he or she is no longer a director of the Funds. A director will be deemed to have elected to defer until the first to occur of such events if he or she checks both such options in the deferral period section of the Participation Agreement.

4.   STATUS OF DEFERRED ACCOUNTS
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     Each of the Funds shall establish on its books a deferred liability directors account for each participating director to accurately reflect its liability to each such director. Title to, and beneficial ownership of, any assets which each such Fund may earmark to pay the amount deferred hereunder, shall at all times remain in such Fund and neither the participating director nor any beneficiary of such director shall have any property interest whatsoever in any specific assets of such Fund. Amounts credited to such accounts shall not be construed to be held in trust or escrow or in any form of asset segregation, it being understood that the participating director's only interest hereunder is a contractual right to receive the payments credited to his or her deferred liability directors account. No director or any other person acquiring the right to receive payments from any of the Funds under this Plan shall have greater rights than the right of an unsecured general creditor of such Fund. Within a reasonable time after each calendar year, each participating director shall receive a statement from each Fund in which he has elected to defer director's fees detailing the amount of director's fees credited to such director's account during the prior calendar

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     year, the amount of earnings credited thereto and the total amount credited to such director's account as of the preceding December 31.

5.   EARNINGS
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     With respect to each Fund in which the director has elected to defer director's fees and which has an accrued balance, on the last day of each calendar quarter earnings at the average net earnings rate for that calendar quarter on the shares of each such Fund shall be credited to the deferred liability directors account for such Fund. The Administrators are empowered to change the rate of earnings to be credited to deferred liability directors accounts to a rate equivalent to the prevailing 90-day U.S. Treasury bill rate at the beginning of each calendar quarter.

6.   PAYMENT OF DEFERRED AMOUNTS
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     All payments of deferred amounts under this Plan, together with earnings accrued thereon, shall be made in cash out of the general assets of the applicable Fund. Payment shall be made as specified by the director in his Participation Agreement.

7.   PAYMENT IN DISCRETION OF ADMINISTRATORS
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     Amounts deferred hereunder, together with interest accrued thereon, may become payable in the discretion of the Administrators:

     A. to the participating director in the event of such director's total disability. Such disability shall be deemed to have occurred if the Administrators find on the basis of medical evidence satisfactory to them that the participating director is prevented from engaging in any suitable gainful employment or occupation and that such disability will be permanent and continuous during the remainder of his or her life;

     B. to the participating director or any beneficiary entitled to receive payment hereunder to alleviate demonstrated financial hardship. For this purpose, hardship refers to circumstances beyond the control of and severely affecting the director's or beneficiary's financial affairs or clearly endangering his or her family with present or impending want or privation. Any such payment shall be limited to an amount necessary to relieve the immediate needs created by such hardship.

8.   ADMINISTRATORS
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     The Administrators of this Plan shall consist of the individuals holding the office of Chairman of the Board, President and Executive Vice President of the Funds and such other person or persons as the Board of Directors of the Funds may, from time to time, designate except that no participating director may serve as an Administrator. A majority of the Administrators shall constitute a quorum for the transaction of business.

9.   ACCELERATION OF PAYMENTS
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     A.   In the event of the liquidation, dissolution or winding up of a Fund or the distribution of all or substantially all of a Fund's assets and property to its shareholders (for this purpose a sale, conveyance or transfer of a Fund's assets to a trust, partnership, association or another corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of such Fund shall not be deemed a termination of such Fund or such a distribution), the entire unpaid balance of the deferred liability directors accounts of the Fund shall be paid in a lump sum as of the effective date thereof.

     B. The Administrators of the Plan are empowered to accelerate the payment of deferred amounts to all participating directors and beneficiaries in the event that there is a change in law which would

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          have the effect of working a financial hardship on participating directors if such acceleration did not occur.

10.  AMENDMENT OR TERMINATION
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     The Board of Directors of each Fund may in its sole discretion amend or terminate this Plan at any time. No amendment or termination shall adversely affect any then existing deferred amounts or rights under this Plan.

11.  MISCELLANEOUS
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     The rights and benefits of participating directors under this Plan and any other person or persons to whom payments may be made pursuant to the Plan shall not be subject to alienation, assignment, pledge, transfer or other disposition, except as otherwise provided by law. Participation in this Plan by any director shall not confer any right to be nominated for election or re-election to the Board of Directors of any of the Funds.

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